Exhibit 10.28

Non-Employee Director Form

ASSOCIATED MATERIALS GROUP, INC.

DEFERRED STOCK UNIT AGREEMENT

2010 STOCK INCENTIVE PLAN

THIS DEFERRED STOCK UNIT AGREEMENT (this “Agreement”), is made, effective as of _______, 201__ (hereinafter the “Grant Date”), by and between Associated Materials, Inc. (the “Company”), and [name of participant] (the “Participant”).

RECITALS:

WHEREAS, the Company has adopted the Associated Materials Group, Inc. 2010 Stock Incentive Plan (the “Plan”), pursuant to which Other Stock-Based Awards in the form Deferred Stock Units may be granted;

WHEREAS, the Compensation Committee of the Board of Directors of the Company (the “Committee”) has determined that it is in the best interests of the Company and its stockholders to grant to the Participant an Other Stock-Based Award in the form of Deferred Stock Units as provided herein and subject to the terms set forth herein; and

WHEREAS, all capitalized terms not defined in this Agreement shall have the meanings ascribed thereto in the Plan.

NOW THEREFORE, for and in consideration of the premises and the covenants of the parties contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:

1. Grant of Deferred Stock Units. The Company hereby grants to the Participant on the Grant Date, a total of ____ Deferred Stock Units on the terms and conditions set forth in this Agreement and as otherwise provided in the Plan. Such Deferred Stock Units shall be credited to a separate account maintained for the Participant on the books of the Company (the “Account”). On any given date, the value of each Deferred Stock Unit credited to the Account shall equal the Fair Market Value of one Share. The Deferred Stock Units shall vest and settle in accordance with Section 3 hereof. As a condition to the award of the Deferred Stock Units, and prior to the receipt of the DSU Shares (as defined in Section 2(b) below) on the Settlement Date, the Participant shall execute (to the extent the Participant has not already done so) a copy of the Stockholders Agreement and to deliver the same to the Company, along with such additional documents as the Company may require.

2. Terms and Conditions.

(a) Vesting. The Deferred Stock Units credited to the Account shall vest and become non-forfeitable [INSERT VESTING SCHEDULE], subject to the Participant’s continued Employment through each such date. Notwithstanding the foregoing, all unvested Deferred Stock Units credited to the Account shall automatically vest upon a Change in Control if the Participant’s Employment has not been terminated prior to such Change in Control. Upon the termination of the Participant’s Employment for any reason, all unvested Deferred Stock Units shall be automatically forfeited.

(b) Settlement. Upon the “Settlement Date” (as defined below), each vested Deferred Stock Unit credited to the Account will be settled (and, upon such settlement, shall cease to be credited to the Account) by the Company (i) issuing to the Participant one Share for each whole Deferred Stock Unit credited to the Account (such shares, the “DSU Shares”) and making a cash payment to the Participant equal to the Fair Market Value of any fractional Deferred Stock Units credited to the Account, and (ii) with respect to the DSU Shares so issued, entering the Participant’s name as a stockholder of record on the books of the Company. For purposes of this Agreement, “Settlement Date” shall mean the earliest of (x) the date on which the Participant first experiences a “separation from service” within the meaning of Section 409A of the Code, or (y) a Change in Control that is also a “change in control event” within the meaning of Section 409A of the Code.

(c) Restrictions. The Deferred Stock Units granted hereunder may not be sold, pledged or otherwise transferred (other than by will or the laws of decent and distribution) and may not be subject to lien, garnishment, attachment or other legal process. The Participant acknowledges and agrees that, with respect to the Deferred Stock Units credited to the Account, the Participant has no voting rights with respect to the Company unless and until such Deferred Stock Units are settled in DSU Shares pursuant to Section 3(b) hereof. The DSU Shares are subject to the transfer restrictions set forth in the Plan, the Stockholders Agreement and any transfer restrictions that may be described in the Company’s bylaws or charter in effect at the time of the contemplated transfer.

(d) Dividends. If on any date the Company pays any dividend with respect to its Shares (the “Payment Date”), then the number of Deferred Stock Units credited to the Account shall on the Payment Date be increased by that number of Deferred Stock Units equal to: (i) the product of (A) the number of Deferred Stock Units in the Account as of the Payment Date and (B) the per share cash amount of such dividend (or, in the case of a dividend payable in Shares or in property other than cash, the per share equivalent cash value of such dividend, as determined in good faith by the Committee), divided by (ii) the Fair Market Value of a Share on the Payment Date. Each additional Deferred Stock Unit, or fraction thereof, credited to the Account in accordance with this Section 3(d) shall vest and be settled at the same time as the original Deferred Stock Units to which they are attributable.

(e) Tax Withholding. Upon vesting of the Deferred Stock Units, the Company will be required to withhold any applicable employment taxes due with respect to such vesting. In addition, upon the settlement of the Deferred Stock Units in accordance with Section 3(b) hereof, the Participant will recognize taxable income in respect of the Deferred Stock Units and the Company will also be required to withhold any applicable taxes due with respect to that ordinary income.

(f) Rights as a Stockholder. Upon and following the Settlement Date, the Participant shall be the record owner of the DSU Shares unless and until such shares are sold or otherwise disposed of, and as record owner shall be entitled to all rights of a holder of Common Stock, including, without limitation, voting rights, if any, with respect to the DSU Shares. Prior to the Settlement Date, the Participant shall not be deemed for any purpose to be the owner of the shares of Common Stock underlying the Deferred Stock Units.

3. Securities Laws. Upon the Settlement Date, the Participant hereby makes the following certifications and representations with respect to the DSU Shares:

(a) The Participant is aware that the Participant’s investment in the Company is a speculative investment that has limited liquidity and is subject to the risk of complete loss. The Participant is able, without impairing his or her financial condition, to hold the DSU Shares for an indefinite period and to suffer a complete loss of the Participant’s investment in the DSU Shares.

(b) The Participant represents and warrants to the Company that the Participant is acquiring and will hold the DSU Shares for investment for his or her account only, and not with a view to, or for resale in connection with, any “distribution” of the DSU Shares within the meaning of the Securities Act or the similar laws of any state or foreign jurisdiction.

(c) The Participant understands that the DSU Shares have not been registered under the Securities Act, the Exchange Act, or under the similar laws of any state or foreign jurisdiction (collectively, “Applicable Securities Laws”) by reason of a specific exemption therefrom and that the DSU Shares must be held indefinitely, unless they are subsequently registered under the Applicable Securities Laws or the Participant obtains an opinion of counsel (in form and substance satisfactory to the Company and its counsel) that registration is not required.

(d) The Participant acknowledges that the Company is under no obligation to register the DSU Shares under Applicable Securities Laws.

(e) The Participant is aware of the adoption of Rule 144 by the Securities and Exchange Commission under the Securities Act, which permits limited public resales of securities acquired in a non-public offering, subject to the satisfaction of certain conditions. These conditions may include (without limitation) that certain current public information about the issuer is available, that the resale occurs only after the holding period required by Rule 144 has been satisfied, that the sale occurs through an unsolicited “broker’s transaction” and that the amount of securities being sold during any three-month period does not exceed specified limitations. The Participant understands that the conditions for resale set forth in Rule 144 have not been satisfied and that the Company has no plans to satisfy these conditions in the foreseeable future.

(f) The Participant will not sell, transfer or otherwise dispose of the DSU Shares in violation of the Plan, this Agreement, Applicable Securities Laws, or the rules promulgated thereunder, including Rule 144 under the Securities Act.

(g) The Participant acknowledges that he or she has received and had access to such information as the Participant considers necessary or appropriate for deciding whether to invest in the DSU Shares and that the Participant had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the issuance of the DSU Shares.

(h) The Participant acknowledges that the DSU Shares will be subject to certain encumbrances, including, but not limited to, drag along rights in favor of certain stockholders of the Company, repurchase rights in favor of the Company, limitations on transfer, and other encumbrances set forth in the Plan, this Agreement, the Stockholders Agreement, other applicable agreements and/or described in the Company’s bylaws or certificate of incorporation in effect at such time as the Company or such other person elects to exercise its or his right.

(i) The Participant acknowledges that the Participant is acquiring the DSU Shares subject to all other terms of the Plan, this Agreement and the Stockholders Agreement.

(j) The Participant agrees that prior to the effectiveness of the first underwritten registration of the Company’s or its Affiliate’s equity securities under the Securities Act, the Participant will not transfer any or all of the DSU Shares unless pursuant to an exception provided in the Plan, this Agreement or the Stockholders Agreement.

(k) The Participant further agrees to make or enter into such other written representations, warranties and agreements as the Committee may reasonably request in order to comply with Applicable Securities Laws or with this Agreement.

4. Miscellaneous.

(a) General Assets. All amounts credited to the Account under this Agreement shall continue for all purposes to be part of the general assets of the Company. The Participant’s interest in the Account shall make the Participant only a general, unsecured creditor of the Company.

(b) Notices. Any notices provided for in this Agreement or the Plan shall be given in writing and shall be delivered by hand or sent by Federal Express, certified or registered mail, return receipt requested, postage prepaid, and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to the Participant, five (5) days after deposit in the United States mail, postage prepaid, addressed to the Participant at the last address the Participant provided to the Company.

(c) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(d) Bound by Plan and Stockholders Agreement. By signing this Agreement, the Participant acknowledges that (i) the Participant has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan and (ii) the Participant has received and read the Stockholders Agreement, (iii) the DSU Shares will be subject to the Stockholders Agreement, and (iv) if the Participant has not already done so, the Participant shall execute and return to the Company a copy of the Stockholders Agreement upon the request of the Company.

(e) Beneficiary. The Participant may file with the Company a written designation of a beneficiary on such form as may be prescribed by the Company and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the executor or administrator of the Participant’s estate shall be deemed to be the Participant’s beneficiary.

(f) Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and of the Participant and the beneficiaries, executors, administrators, heirs and successors of the Participant.

(g) Governing Plan Document and Entire Agreement. The Deferred Stock Units are subject to all interpretations, amendments, rules and regulations that may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of the Plan and this Agreement, the provisions of the Plan shall control. This Agreement, the Plan and the Stockholders Agreement contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations in respect thereto. No change, modification or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties hereto.

(h) Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware without regard to principles of conflicts of law thereof, or principals of conflicts of laws of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the State of Delaware.

(i) Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

(j) Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.

ASSOCIATED MATERIALS GROUP, INC.

By

Its

PARTICIPANT:

Name: